Exhibit 99.3

© 2020 ChargePoint, Inc. Driving the Electrification of Mobility

Disclaimer FORWARD - LOOKING STATEMENTS All statements other than statements of historical facts contained in this presentation (this “Presentation”) are forward - looking statements. Forward - looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward - looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of ChargePoint, Inc.’s (“ChargePoint”) and Switchback Energy Acquisition Corporation’s (“Switchback”) management and are not predictions of actual performance. These forward - looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions, and such differences may be material. Many actual events and circumstances are beyond the control of ChargePoint and Switchback. These forward - looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; risks relating to the uncertainty of the projected financial information with respect to ChargePoint; the inability of the parties to successfully or timely consummate the potential business combination between ChargePoint and Switchback and related transactions (the “Proposed Business Combination”), including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of Switchback or ChargePoint is not obtained; the failure to realize the anticipated benefits of the Proposed Business Combination; risks related to the rollout of ChargePoint’s business and the timing of expected business milestones; ChargePoint’s dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; ChargePoint’s ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, ChargePoint’s financial record keeping system, and ChargePoint’s accounting staffing levels; ChargePoint’s current dependence on sales of charging stations for most of its revenues; overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; potential adverse effects on ChargePoint’s revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by ChargePoint; the effects of competition on ChargePoint’s future business; risks related to ChargePoint’s dependence on its intellectual property and the risk that ChargePoint’s technology could have undetected defects or errors; the amount of redemption requests made by Switchback’s public stockholders; the ability of Switchback or the combined company to issue equity or equity - linked securities or obtain debt financing in connection with the Proposed Business Combination or in the future and those factors discussed in Switchback’s final prospectus dated July 25, 2019, Annual Report on Form 10 - K for the fiscal year ended December 31, 2019 and any subsequently filed Quarterly Report on Form 10 - Q, in each case, under the heading “Risk Factors,” and other documents of Switchback filed, or to be filed, with the Securities and Exchange Commission (“SEC”). If any of these risks materialize or Switchback’s or ChargePoint’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward - looking statements. There may be additional risks that neither Switchback nor ChargePoint presently know or that Switchback and ChargePoint currently believe are immaterial that could also cause actual results to differ from those contained in the forward - looking statements. In addition, forward - looking statements reflect Switchback’s and ChargePoint’s expectations, plans or forecasts of future events and views as of the date of this Presentation. Switchback and ChargePoint anticipate that subsequent events and developments will cause Switchback’s and ChargePoint’s assessments to change. However, while Switchback and ChargePoint may elect to update these forward - looking statements at some point in the future, Switchback and ChargePoint specifically disclaim any obligation to do so. These forward - looking statements should not be relied upon as representing Switchback’s and ChargePoint’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward - looking statements. Neither ChargePoint, Switchback, nor any of their respective affiliates have any obligation to update this Presentation. USE OF PROJECTIONS This Presentation contains projected financial information with respect to ChargePoint. Such projected financial information constitutes forward - looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. See “Forward - Looking Statements” paragraph above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved. Neither Switchback’s nor ChargePoint’s independent auditors have audited, reviewed,

3 compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS In connection with the Proposed Business Combination, Switchback will be required to file a registration statement (which will include a proxy statement/prospectus of Switchback) and other relevant documents with the SEC. Stockholders and other interested persons are urged to read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available because they will contain important information about Switchback, ChargePoint and the Proposed Business Combination. Stockholders will be able to obtain a free copy of the proxy statement/prospectus (when filed), as well as other filings containing information about Switchback, ChargePoint and the Proposed Business Combination, without charge, at the SEC’s website located at www.sec.gov . PARTICIPANTS IN SOLICITATION Switchback, ChargePoint, and their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from Switchback’s stockholders in respect of the Proposed Business Combination and the other matters set forth in the proxy statement/prospectus. Information regarding Switchback’s directors and executive officers is available under the heading “Directors, Executive Officers and Corporate Governance” in its Annual Report on Form 10 - K for the year ended December 31, 2019 filed with the SEC on March 30, 2020. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus relating to the Proposed Business Combination when it becomes available. FINANCIAL INFORMATION; NON - GAAP FINANCIAL MEASURES The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S - X promulgated under the Securities Act of 1933, as amended. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus or registration statement to be filed by Switchback with the SEC. Some of the financial information and data contained in this Presentation, such as EBIT, EBITDA and EBITDA Margin, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). Switchback and ChargePoint believe these non - GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to ChargePoint’s financial condition and results of operations. ChargePoint’s management uses these non - GAAP measures for trend analyses, for purposes of determining management incentive compensation and for budgeting and planning purposes. Switchback and ChargePoint believe that the use of these non - GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing ChargePoint’s financial measures with other similar companies, many of which present similar non - GAAP financial measures to investors. Management does not consider these non - GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non - GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in ChargePoint’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non - GAAP financial measures. In order to compensate for these limitations, management presents non - GAAP financial measures in connection with GAAP results. INDUSTRY AND MARKET DATA Although all information and opinions expressed in this Presentation, including market data and other statistical information, were obtained from sources believed to be reliable and are included in good faith, ChargePoint and Switchback have not independently verified the information and make no representation or warranty, express or implied, as to its accuracy or completeness. Some data is also based on the good faith estimates of ChargePoint and Switchback, which are derived from their respective reviews of internal sources as well as the independent sources described above. This Presentation contains preliminary information only, is subject to change at any time and, is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding your engagement with ChargePoint and Switchback. TRADEMARKS AND TRADE NAMES ChargePoint and Switchback own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with ChargePoint or Switchback, or an endorsement or sponsorship by or of ChargePoint or Switchback. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that ChargePoint or Switchback will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. Disclaimer Cont’d

# Transaction Summary

## Summary of Proposed Transaction

+ Founded in 2007, ChargePoint has built one of the world's leading electric vehicle (EV) charging networks
  - Delivers a fully integrated EV charging solution, with a comprehensive portfolio of hardware, software and services
+ ChargePoint to be capitalized with cash necessary to bolster positions in existing markets and to fund European growth, ChargePoint as a Service™ and Hardware and Software R&D
+ Switchback (NYSE:SBE) has $317M of cash in trust account
+ Transaction expected to fully fund business model through cash flow positive

## Capital Structure

+ ChargePoint shareholders rolling 100% of their equity
+ >$450M proceeds net of debt elimination and transaction fees to fund growth (assuming no redemptions)
+ PIPE size of $225M[1]

## Valuation

+ Enterprise value of $2.4B
+ Attractive entry multiple relative to EV ecosystem

**Switchback has identified ChargePoint, the #1 brand in EV charging, as the company best positioned to continue leading the growth in charging infrastructure required by the world's transition to electric mobility**

## Leadership

chargepoint



Pasquale Romano
Director
President & CEO



Rex Jackson
CFO

SWITCHBACK



Scott McNeill
Director
CEO & CFO



Jim Mutrie
Director
CCO & GC

(1) Together, Scott McNeill and Jim Mutrie will purchase $2.0M of stock in the PIPE on the same terms as the PIPE investors, in addition to the $2.0M of stock purchased on the same terms as the public in SBE's IPO.

© 2020 ChargePoint, Inc.

4

© 2020 ChargePoint, Inc. Meet the New Fueling Network Site Host: Fortune 10 Workplace

© 2020 ChargePoint, Inc. 6 Passenger Fleet …and more. Move All People and Goods on Electric Power The Index for the Electrification of Mobility VISION INVESTMENT OPPORTUNITY

© 2020 ChargePoint, Inc. The Trend The electrification of mobility is undisputed, with consumers and fleets adopting at record rates The Market Our addressable market is massive… every place vehicles park, in North America and Europe The Product We sell charging software, stations and services. S oftware attach = 100%. We do not monetize energy or driver utilization. The Business Model Selling to businesses makes for capital - light growth . We expect significant revenue and margin expansion ahead. Executive Summary 7 Site Host: Public Library

Market Model Moats Growth

# Investment Highlights

## Massive Total Addressable Market

+ **EVs projected to be 9.9% of new vehicles sold in 2025 and 29.2% in 2030 in the U.S. and Europe** (compared to 2.6% in 2019)[1]
+ EV charging infrastructure investment projected to be ~$190B by 2030[2]

## Winning Business Model

+ As EV penetration grows, we grow. Monetization not tied to energy or utilization.
+ **Vertically integrated, complete portfolio of networked solutions**
+ Platform technologies provide major advantages in fleet applications

## Strong Competitive Moats

+ Significant level of capital raised to date has powered differentiation (R&D and go to market engine)

American Electric Power, Daimler, CPP Investment Board, Quantum Energy Partners, Chevron, Siemens

+ >4K customers; high switching costs
+ **Deep ecosystem integrations, open network with broad reach**

## Strong Capital-Light Growth

+ Continued EV adoption across segments
+ **Minimal capex required to scale**
+ Recurring revenue streams provide strong financial visibility
+ Company revenue grew 60% YOY in 2019 and projected at 60% CAGR from 2021 to 2026

[1] Source: BloombergNEF Electric Vehicle Outlook 2020 (Passenger Vehicles)
[2] Source: BloombergNEF Electric Vehicle Outlook 2020

© 2020 ChargePoint, Inc.

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Market | Model | Moats | Growth

Fueling Fundamentals

# At Home, At Work and Around Town

PREFERENCE
Large Battery EVs

LOCATION
Where Drivers Live, Work and Play

PARADIGM
Mostly Top Up While Parked

MONETIZATION
Businesses (Site Hosts) in Control (set price/free)


EV
ONLY

CHARGEPOINT REVENUE POTENTIAL OF ELECTRIFICATION =
Total Vehicles x EV % x Port Attach % x Market Share x ASP

CHARGEPOINT RECURRING REVENUE =
Installed Base x Annual Subscriptions

Site Host: Apartment Complex, 2 Ports of Charging Shown

© 2020 ChargePoint, Inc.

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© 2020 ChargePoint, Inc. Major Markets Committed to Electrification 10 Automotive Energy Oil & Gas Technology TNCs Essential Charging Platform Partner Fleet Systems Market Model Moats Growth

Market Model Moats Growth

chargepoint

# ChargePoint Growth Directly Proportional to EV Penetration


Passenger EV Sales
1,600,000
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
Commercial Ports
160,000
140,000
120,000
100,000
80,000
60,000
40,000
20,000
-
10% EVs
ChargePoint Estimated $1B Revenue at 3% EV Penetration
COVID-19 Impact
2011A 2012A 2013A 2014A 2015A 2016A 2017A 2018A 2019A 2020F 2021F 2022F 2023F 2024F 2025F 2026F
ChargePoint Annual NA Port Sales
Passenger EV Sales

**Additional Tailwinds**
+ Fossil fuel bans
+ Transit electrification dates
+ Incentive programs
+ All major auto OEM brands committed to electric
+ Further EV cost reductions with advances in battery technology

Source: Historical EV sales from InsideEVs and Baum. Future EV sales projections from BNEF.

© 2020 ChargePoint, Inc.

11

Market | Model | Moats | Growth

chargepoin+

Corporate Timeline

# Positioned to Continue to Scale

1.9K Ports (116K EVs)

36K Ports (1.2M EVs)

114K Ports (3.4M EVs)

| 2007–2012 | 2013–2016 | 2017–2020[1] | Forward |
|---|---|---|---|

**2007–2012**

Commercial
- Workplace
- Retail & Hospitality

**2013–2016**

Commercial
- Workplace
- Retail & Hospitality
- **Commercial Properties**
- **Education**
- **Fueling & Convenience**

**Fleet**
- **Sales Service & Motorpool**

**Residential**
- **Single Family**
- **Multi Family**

**2017–2020[1]**

Commercial
- Workplace
- Retail & Hospitality
- Commercial Properties
- Education
- Fueling & Convenience

Fleet
- Sales Service & Motorpool
- **Delivery & Logistics**
- **Shared Mobility**

Residential
- Single Family
- Multi Family

**Forward**

+ Accelerate new products
+ Invest incrementally in Marketing & Sales
+ Fund more CPaaS (Commercial and Fleet)
+ Expand European footprint
+ Enable strategic acquisitions

[1] EV Source: European Alternative Fuels Observatory, North America and Europe. Ports and EVs sold through Dec 2019.

© 2020 ChargePoint, Inc.

12

© 2020 ChargePoint, Inc. Charging Is Essential Businesses and fleets are investing in charging solutions ChargePoint Capital Is Focused on Winning Free of monetizing energy or drivers, our capital is focused on + Research & Development: Complete solutions, all use cases; investment keeps us steps ahead + Marketing & Sales Engine: Enables us to reach site hosts first + Policy: Ensures competition, innovation, choice Network Effects Are Significant A superior experience makes us preferred by site hosts and drivers + Hosts expand as adoption grows + Strong channel established + Drivers rely on us as the largest and highest quality network Business Model and Investment Level Set Us Apart Market Model Moats Growth Site Host: Fortune 10 Workplace

Market | Model | Moats | Growth

3 Lines of Business

# We Sell Hardware, Recurring Software and Services

## Commercial Products

Traditional CapEx Purchase **or** OpEx Purchase

- Charging Stations
- Software as a Service (SaaS) Annual Subscriptions
- Assure™ Annual Subscription (Parts & Labor Warranty)
- ChargePoint as a Service™ (Bundles SaaS, Charging Stations and Assure Subscription)

## Fleet Products

- Charging Stations
- SaaS Annual Subscriptions
- SaaS Vehicle Scheduling & Fueling Optimization Subscriptions
- SaaS Energy Management Subscriptions
- Professional Services for Design/Build & Construction
- Assure Pro Annual Subscription (Parts & Labor Warranty)

## Residential Products

Single Family **and** Multi Family

ChargePoint® Home Charger
+ Sold with Lifetime Subscription
+ Utility Plans for Managing Home Use

Multi Family Charging Solution
+ Monthly Fee Billed to Tenant
+ Additional Charges for Power Consumed (Property Owner Sets Pricing)

© 2020 ChargePoint, Inc.

14

Market | Model | Moats | Growth

chargepoin+

# Site Hosts Buy to Reach Business Goals

## Commercial

Workplace & Commercial Properties | Education | Fueling & Convenience
Healthcare | Hospitality & Retail | Parking

- Reduce expenses
- Generate direct and indirect income
- Attract employees, tenants, customers and visitors
- Achieve ESG objectives

**62%** of Fortune Top 50 Use ChargePoint

## Fleet

Delivery & Logistics | Sales Service & Motorpool
Shared Mobility

- Manage operating costs (fueling and maintenance)
- Meet government mandates and regulations
- Minimize risk and future-proof operations
- Achieve sustainability goals

## Residential

Single Family | Multi Family

- Increase convenience with app-controlled, at-home charging (Single Family)
- Gain control and visibility with software controlled smart charging
- Reduce cost by charging at off-peak hours
- Achieve sustainability goals

## …and Drivers Rely on Us

+ Easily find, view and access charging stations
+ Roam across networks
+ View all activity and cost (for both at home and public charging) in one place


Charging Activity
$43

**ChargePoint®** 4+
EV Charging Made Easy
★★★★★ 4.6, 4.2K

Fortune Top 50 Companies 2018

© 2020 ChargePoint, Inc.

15

© 2020 ChargePoint, Inc. Commercial Business Fleet Business Residential Business One Portfolio Serves Many Geos and Segments North America + Proven model, de facto leader + Expected gross margin in the 40s North America and Europe + Largest contributor to growth + Stabilization of new products expected to yield improved gross margin + Excess commercial capacity available to fleet (off - hours charging) Europe + Large addressable market + Billings growth > North America as we capture share + Global product in 2021 expected to drive up margin + Leasing Company path to market North America + Scaling Multi Family and direct - to - consumer channels + Utilities expanding their residential programs + Common product powers Fleet and residential Europe + Leasing Company path to market includes home and work charging solutions One comprehensive portfolio deployed globally, with modest regional variations as needed [ ] + + Product Portfolio Leverage Market Model Moats Growth 16

© 2020 ChargePoint, Inc. Our Winning Formula = 17 + Recurring SaaS model, 100% attach to hardware + Revenue recognized ratably during contract periods + Minimums with annual renewal + Upfront payment for initial purchase + High land - and - expand pattern consistent with electric vehicle penetration + Long term expected life + Parts & labor warranty + Recurring model + Revenue recognized ratably during contract periods Services Hardware Software Market Model Moats Growth + +

© 2020 ChargePoint, Inc. Complete Hardware Portfolio Powered by Software 18 Market Model Moats Growth Software Enables + Control of who can use stations and when + All vehicles to get charged on time + Multiple vehicles to share power + Drivers to get in line when ports are occupied + Proactive and remote diagnosis + Power management to avoid demand charges Comprehensive Hardware Portfolio Delivers + Solutions for every use case, all vehicle types and brands + High efficiency in power and footprint + Modular, scalable, secure architecture designed for serviceability + Unparalleled quality; advanced testing (vehicle, functional, climate, environment) for long - term reliability + Options for site hosts to use custom branding

© 2020 ChargePoint, Inc. Already Integrated to the Ecosystem 19 Market Model Moats Growth Automotive Platforms Consumer Platforms Fleet Platforms “Alexa, ask ChargePoint if my car is plugged in.” Roaming Integrations with Other Charging Networks

Market | Model | Moats | Growth

Thousands of Brands Choose ChargePoint

chargepoint

# Select Customers Participating in the New Fueling Network

## Commercial

### Workplace & Commercial Properties

3M, AAA, Adobe, Consumer Reports, Daimler, Dell, Fidelity Investments, Facebook, GM, Genentech, mastercard, Merck, Microsoft, NASA, Netflix, Pixar, Rolls Royce, salesforce, SAP

### Healthcare

Allergan, AstraZeneca, John Muir Health, Saint Joseph Mercy Health System, Sutter Health Alta Bates Summit Medical Center, Swedish, UCI, UCSF

### Hospitality & Retail

Best Western, Disney, Holiday Inn, Hyatt Regency, Kohl's, Marriott Bonvoy, The Ritz-Carlton, Safeway, Sheraton, South Coast Plaza, Stop&Shop, Target, Walgreens, Westfield, Whole Foods Market

### Education

Columbia University, The George Washington University, Harvard, Rutgers, Stanford, UC San Diego

### Fueling & Convenience

7-Eleven, applegreen, Chevron, G&M, Instavolt, Kum & Go, Maverik, Wawa

### Parking

ABM, ACE, Edison Park Fast, InterPark, Norwalk, Park Bark, 717 Seven One Seven Parking Enterprises, Sylvan Parking

## Fleet

### Delivery & Logistics

BNSF Railway, FedEx, IKEA, PepsiCo, Port Authority NY NJ, Port of Long Beach, Port of Stockton California, Republic Services

### Sales Service & Motorpool

GSA, ASU, City of Austin, City of Boston, BT, The City of Columbus, ComEd An Exelon Company, conEdison, Denver, FPL, NYC.gov, OUC The Reliable One, PG&E, TECO Energy, CU, USC, UC San Diego, City of Vancouver

### Shared Mobility

ACE, arriva, big blue bus, lyft, MTS, SFMTA, stm, Uber, Waymo

## Residential

### Multi Family

Alliance Residential Company, AvalonBay, Bozzuto, Brookfield Properties, Equity Residential, Essex, Greystar, Irvine Company, Sares Regis, The Sobrato Organization, UDR

## Go-to-Market Partners

ALD, CKW, drax, EnBW, Gulf, Leviton, Rexel

© 2020 ChargePoint, Inc.

20

© 2020 ChargePoint, Inc. One Network , Many Branding Opportunities 21

© 2020 ChargePoint, Inc. Source: Management Data. Cumulative spend expansion rates calculated by dividing cumulative billings (FY2017 – FY2020) by FY2017 billings. 5.7X Cumulative Spend $1,548 $1,779 $2,276 $3,149 FY2017 FY2018 FY2019 FY2020 $234 $1,252 $1,579 $3,429 FY2017 FY2018 FY2019 FY2020 $33 $146 $108 $506 FY2017 FY2018 FY2019 FY2020 Fortune 50 Company Annual Spend $1,548 Year 1 $1.5M $1.8M $2.3M $3.1M $1.3M $1.6M $3.4M $146K $108K $506K $0.2M $33K Fortune 50 Company Annual Spend Fortune 500 Company Annual Spend Year 2 Year 3 Year 4 27.8X Cumulative Spend 24.1X Cumulative Spend Proven Account Expansion Lifetime Value 22 Quarter 1 Quarter 12 14.0X Cumulative Spend Top 25 Customers Market Model Moats Growth Customer expansion reflects ongoing software and warranty subscriptions as well as increased hardware purchases as EV penetration grows

Market Model Moats Growth

# Revenue Ratio



chargepoint
ASSURE
SERVICE

Illustrative Unit Economics:
CT4000 Dual-Port Station
with Software and Assure



~1:1 Upfront and Recurring Revenue
13%
36%
51%
Recurring
Upfront
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Total Revenue
Hardware Revenue
Software Revenue
Assure Revenue

Source: Management data. Actual station lifetime can vary.

© 2020 ChargePoint, Inc.

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Market | Model | Moats | Growth

# Winning North America, Expanding in Europe

Market Share
Networked L2 Charging*


73%
7X
Closest Competitor
10%
8%
4%
3%
2%
ChargePoint
SemaConnect
Blink
EV Connect
Shell
Volta





## #1 Brand in North America, A Blueprint for Growth

- De facto North America leadership in all-purpose AC charging
  - Operating across all verticals
  - Integrated into where people live, work, play
- Operating in 16 European markets
  - Partnerships with energy retailers and leasing solution providers
  - 133,868 ports accessible via roaming integrations

*Refers to connected charging of certain specifications (208–240 Volt, 40 Amp circuit. 6.2 – 7.6 kW), 4-5 hours to charge a 100mi range battery, typically serving 3+ drivers per day
Source: AFDC (North America). Excludes single-family residential charging ports.

© 2020 ChargePoint, Inc.

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© 2020 ChargePoint, Inc. Unparalleled Leadership Team + Seasoned leadership team with years of tech and category skills + 750+ employees including 40% technical staff + Diversified talent base with operations in US, NL, UK, DE, MX, CN 25 Pasquale Romano Christopher Burghardt Europe Lawrence Lee Operations & Services Michael Hughes Commercial & Revenue Rex Jackson Finance, HR, & IT Rex Jackson CFO Michael Hughes CRO Eric Sidle SVP, Engineering Chris Burghardt MD, Europe Lawrence Lee SVP, Operations & Services Bill Loewenthal SVP, Product Pasquale Romano President & CEO Colleen Jansen CMO Michael Linse Managing Director, Linse Capital Jeffrey Harris Venture Partner, Quantum Energy Partners Axel Harries Head of CASE/EVA, Daimler AG Bruce Chizen Former CEO, Adobe Senior Advisor, Permira Funds Mark Leschly Managing Partner, Rho Capital Partners, Rho Ventures Roxanne Bowman Operating Executive, NMS Capital Richard Lowenthal Co - Founder, ChargePoint Pasquale Romano President and CEO, ChargePoint Neil Suslak Managing Partner, Braemar Energy Ventures Rick Wagoner Former Chairman and CEO, General Motors Board of Directors

© 2020 ChargePoint, Inc. Financial Models Site Host: Port of Stockton, With Yard Tractor Shown

# Scaling With EV Penetration



ChargePoint Ports Shipped (Annual)
450,000
400,000
350,000
300,000
250,000
200,000
150,000
100,000
50,000
--
COVID-19 Impact
17,640
24,384
32,136
31,623
50,724
80,046
140,087
209,298
286,941
425,060
2017A
2018A
2019A
2020F
2021F
2022F
2023F
2024F
2025F
2026F



ChargePoint Revenue
$M
$2,500
$2,000
$1,500
$1,000
$500
--
COVID-19 Impact
$66
$92
$147
$135
$198
$346
$602
$984
$1,427
$2,069
2017A
2018A
2019A
2020F
2021F
2022F
2023F
2024F
2025F
2026F

Notes
+ Port counts include Multi Family home charging (part of Commercial business) ports but exclude single family home charging ports
+ ChargePoint FY runs 2/1-1/31. CY reflected for simplicity; financials do not reflect CY adjustments.
+ Historical numbers are unaudited and subject to change

© 2020 ChargePoint, Inc.

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# Revenue Diversity



$M
$2,000
$1,600
$1,200
$800
$400
--
By Vertical
$135
$198
$346
$602
$984
$1,427
$2,069
2020F 2021F 2022F 2023F 2024F 2025F 2026F
NA Commercial
EU Commercial
Global Fleet & Other
By Type
$135
$198
$346
$602
$984
$1,427
$2,069
2020F 2021F 2022F 2023F 2024F 2025F 2026F
Networked Charging Stations
Subscriptions & Support
Other Services
By Geography
$135
$198
$346
$602
$984
$1,427
$2,069
2020F 2021F 2022F 2023F 2024F 2025F 2026F
North America
Europe

Note: ChargePoint FY runs 2/1-1/31. CY reflected for simplicity; financials do not reflect CY adjustments.

© 2020 ChargePoint, Inc.

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# Gross Margin Improves as Product Releases Stabilize and Software Revenue Grows



45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
38%
20%
13%
24%
31%
36%
37%
41%
41%
42%
Actuals
Q1 '20: 20%
Q2 '20: 24%
2017A
2018A
2019A
2020F
2021F
2022F
2023F
2024F
2025F
2026F

Notes
+ Historical numbers are based on GAAP. Forecast does not include stock-based compensation.
+ ChargePoint FY runs 2/1-1/31. CY reflected for simplicity; financials do not reflect CY adjustments.
+ Historical numbers are unaudited and subject to change.

© 2020 ChargePoint, Inc.

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# Substantial OpEx Leverage Acceleration



Operating Expenses
$M
$600
$500
$400
$300
$200
$100
--
$96
$125
$152
$154
$140
$192
$226
$268
$321
$417
$542
146%
137%
103%
104%
97%
65%
44%
33%
29%
26%
2017A
2018A
2019A
2020F
2021F
2022F
2023F
2024F
2025F
2026F
Temporary COVID Cost Reductions*
OpEx Incl. Cost Reductions
OpEx Excl. Cost Reductions

Notes
- *Temporary COVID cost reductions include salary cuts and bonus elimination.
- Historical numbers are based on GAAP. Forecast does not include stock-based compensation.
- ChargePoint FY runs 2/1-1/31. CY reflected for simplicity; financials do not reflect CY adjustments.
- Historical numbers are unaudited and subject to change.

© 2020 ChargePoint, Inc.

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© 2020 ChargePoint, Inc. Fiscal Year FY21 FY22 FY23 FY24 FY25 FY26 FY27 Approximate Calendar Year 2020 2021 2022 2023 2024 2025 2026 Revenue $135 $198 $346 $602 $984 $1,427 $2,069 YoY Growth 46% 75% 74% 63% 45% 45% Gross Profit $33 $62 $124 $225 $400 $591 $878 Gross Margin % 24% 31% 36% 37% 41% 41% 42% Total Operating Expenses $140 $192 $226 $268 $321 $417 $542 Adjusted EBITDA $(97) $(121) $(93) $(36) $86 $178 $340 Adjusted EBITDA Margin % NM NM NM NM 9% 12% 16% 31 Long - term Financial Summary Contemplated transaction expected to fully fund business model through cash flow positive ~60% revenue CAGR between 2021 and 2026 Strong Growth and Long - term Profitability Note: Dollars in millions s6 s7 s8 s10 s11 s16 s17 s27

© 2020 ChargePoint, Inc. 32 Transaction Summary Site Host: Dealership, Fast Charging in Europe

© 2020 ChargePoint, Inc. Detailed Transaction Overview 33 $2.4B Enterprise Value | $225M PIPE Transaction Highlights (1) Equity value to ChargePoint’s existing shareholders is calculated as 245 . 0 million Switchback shares, using a $ 10 . 00 pro forma share price, on a fully diluted basis (excluding unvested options and restricted stock, and assuming a net share settlement calculation for ChargePoint’s outstanding warrants and vested options) . Certain ChargePoint equityholders also will receive an earnout at the closing of the transaction for shares that will vest upon the occurrence of certain triggers, including three separate share price achievements ( 9 . 0 million shares would be payable based on achievement of each of $ 15 . 00 , $ 20 . 00 , and $ 30 . 00 weighted average closing sale prices over a period of at least 10 days within any 20 consecutive trading day period in the 5 years following closing) . At closing, Switchback will issue approximately 211 . 8 million shares and will assume (a) warrants to acquire approximately 39 . 2 million shares of its common stock, with a weighted average purchase price of $ 6 . 74 , (b) approximately 21 . 6 million vested options, with a weighted average exercise price of $ 0 . 61 and (c) approximately 18 . 2 million unvested equity awards, with a weighted average exercise price of $ 0 . 72 . (2) Pro forma ownership structure based on PIPE of $ 225 million, assuming no redemptions . Excludes public and private warrants and ChargePoint unvested equity awards and restricted stock . (3) Excludes 900 thousand founders’ shares subject to earnout based on achievement of $ 12 . 00 price per share over a period of at least 10 days within any 20 consecutive trading day period within 5 years of the closing of the transaction . Pro Forma Ownership at $10.00 / Share (2) Cash Sources + Switchback has ~$317M in cash held in the trust account + PIPE size of $225M Valuation + $2.4B EV with strong balance sheet + Attractive valuation versus EV ecosystem Capital Structure + ~$650M in cash on balance sheet (assuming no redemptions) to fund growth and expansion (3) (1) (1) Sources and Uses Sources $M Uses $M SBE Shares $2,450 Equity Consideration to ChargePoint Shareholders $2,450 SBE Cash in Trust 317 Cash to Balance Sheet 458 PIPE 225 Debt Repayment 35 Transaction Fees 49 Total Sources $2,992 Total Uses $2,992 Pro Forma Capitalization Cash and Cash Equivalents (from de-SPAC) $458 (+) ChargePoint Cash on Balance Sheet 190 Net Cash $648 Equity Value $3,049 Enterprise Value $2,401 Pro Forma Ownership Ownership Breakdown Shares (M) % Existing ChargePoint Shareholders 245.0 80.4% SBE Investors 31.4 10.3 PIPE Investors 22.5 7.4 Founders' Shares 6.0 2.0 Equity Ownership 304.9 100.0% SBE Investors 10.3 % PIPE Investors 7.4 % Existing ChargePoint Shareholders 80.4 % Founders' Shares 2.0 % k40 k41s40 k42 k43 k44k45k46 s41s42s43s44s45 s46 s47s48

# Public Comparable Universe

chargepoin+

| EV Ecosystem | |
|---|---|
| TESLA | + Pure-play EV exposure<br>+ CapEx heavy business model |

| Software Powered Solutions | |
|---|---|
| PELOTON, ALARM.COM | + Ecosystem player with defensible moats<br>+ Recurring revenue streams provide visibility |

| Energy Technology | |
|---|---|
| ENPHASE, solaredge | + ESG-friendly category<br>+ Attracts premium valuation |

$40B+ Current Market Value of Recent Select SPAC Transactions[1]

FISKER LORDSTOWN NIKOLA HYLIION CANOO LUMINAR Velodyne

(1) Market data as of 21-Sep-2020.

© 2020 ChargePoint, Inc.

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© 2020 ChargePoint, Inc. $ 8,276 $ 4,115 $ 2,400 $ 18,622 $ 9,258 4.0x - 9.0x 2026E Revenue Discounted 5 Periods at 15% Enterprise Value ~460 % Midpoint Premium ~180 % Midpoint Premium 35 Discounted Future Enterprise Value Transaction Expected to Fully Fund to EBITDA Positive Post - Money Discounted Future Note: Dollars in millions

© 2020 ChargePoint, Inc. 41% 42% 21% 43% 66% 38% 33% 2025E 2026E Tesla Peloton Alarm.com Enphase SolarEdge Median: 38% 12% 16% 17% 8% 20% 26% 21% 2025E 2026E Tesla Peloton Alarm.com Enphase SolarEdge Median: 20% 45% 45% 39% 54% 8% 51% 23% 2025E 2026E Tesla Peloton Alarm.com Enphase SolarEdge Median: 39% 36 Revenue Growth Gross Margin EBITDA Margin Operational Benchmarking EV Ecosystem Software Powered Solutions Energy Technology Source: Bloomberg, CapIQ and company disclosures; market data as of 21 - Sep - 2020 CY 2021E Financials

© 2020 ChargePoint, Inc. 1.7 x 1.2 x 11.8 x 6.1 x 4.5 x 8.1 x 5.3 x 2025E 2026E Tesla Peloton Alarm.com Enphase SolarEdge Median: 6.1 x 0.05 x 0.04 x 0.42 x 0.17 x 0.60 x 0.24 x 0.28 x 2024-25E 2025-26E Tesla Peloton Alarm.com Enphase SolarEdge Median: 0.28 x 13.5 x 7.1 x 69.6 x NM 23.0 x 31.3 x 24.9 x 2025E 2026E Tesla Peloton Alarm.com Enphase SolarEdge Median: 28.1 x 37 EV / Revenue EV / Revenue / Growth EV / EBITDA Valuation Benchmarking 1 Source: Bloomberg, CapIQ and company disclosures; market data as of 21 - Sep - 2020 Note: Growth adjusted multiples reflect 2020E – 2021E financials unless noted otherwise. (1) Based on ChargePoint enterprise value of $2.4B EV Ecosystem Software Powered Solutions Energy Technology CY 2021E Financials

© 2020 ChargePoint, Inc. Switchback Investment Thesis Criteria 38 Objective as energy specialists with deep industry expertise to partner with a leading disruptive technology company, to fuel the company’s growth strategy and offer attractive risk - adjusted returns High Growth Dominant Market Share Megatrend Industry Tailwinds Validated Valuation Supported by Operating Business

© 2020 ChargePoint, Inc. Early Market, Large Market Leading Share Attractive Model, Recurring Revenue, Margin Expansion Continued Capital - light Growth Ahead 39

© 2020 ChargePoint, Inc. Thank You For further information, please contact 40 Rex Jackson CFO re x.jackson@chargepoint.com Scott McNeill Director CEO & CFO smcneill@switchback - energy.com

© 2020 ChargePoint, Inc. Appendix 41

© 2020 ChargePoint, Inc. Unaudited GAAP Income Statement ($ in thousands) 42 Year Ended January 31, 2020 Revenues 147,007$ Cost of Revenue 127,696 Gross Profit 19,311 Operating expenses Research and development 69,301 Sales and marketing 56,862 General and administrative 25,411 Total operating expenses 151,574 Loss from operations (132,263) Interest income 3,268 Interest expense (3,544) Other income (expense), net (582) Net loss before income taxes (133,121) Provision for income taxes 188 Net loss (133,309)$ Numbers are unaudited and subject to change. s13

© 2020 ChargePoint, Inc. Unaudited GAAP Balance Sheet ($ in thousands) 43 As of January 31, 2020 Assets Current assets: Cash and cash equivalents 120,190$ Accounts receivable, net 40,443 Inventory 22,619 Prepaid expenses and other current assets 6,902 Total current assets 190,154 Property and equipment, net 27,941 Operating lease right-of-use assets 10,269 Goodwill 1,215 Other assets 4,462 Total assets 234,041$ Liabilities, Convertible Preferred Stock and Stockholders' Deficit Current liabilities: Accounts payable 21,372$ Accrued liabilities 37,659 Deferred revenue - short term 31,462 Total current liabilities 90,493 Deferred revenue - long term 37,966 Term debt - long term 34,261 Operating lease liabilities 8,230 Other long term liabilities 1,838 Total liabilities 172,788 Convertible preferred stock: $0.0001 par value; 163,384,703 shares authorized; 161,131,049 shares issued and outstanding 520,364 Stockholders' deficit: Common stock: $0.0001 par value; 241,000,000 shares authorized; 11,958,349 shares issued and outstanding 1 Additional paid-in capital 19,779 Accumulated deficit (478,891) Total stockholders' deficit (459,111) Total liabilities, convertible preferred stock and stockholders' deficit 234,041$ Numbers are unaudited and subject to change. s14

© 2020 ChargePoint, Inc. Unaudited GAAP Cash Flow Statement ($ in thousands) 44 Year Ended January 31, 2020 Cash flows from operating activities Net loss (133,309)$ Adjustments to reconcile net loss to net cash 14,571 Changes in operating assets and liabilities 30,828 Net cash used in operating activities (87,910) Cash flows from investing activities Net cash used in investing activities (14,868) Cash flows from financing activities Net cash provided by financing activities 17,158 Effect of exchange rate changes on cash, cash equivalents, and restricted cash 112 Net increase (decrease) in cash, cash equivalents, and restricted cash (85,508) Cash, cash equivalents, and restricted cash at beginning of period 205,698 Cash, cash equivalents, and restricted cash at end of period 120,190$ Numbers are unaudited and subject to change. s15

© 2020 ChargePoint, Inc. 13.5 x 7.1 x 45.6 x 28.9 x 26.5 x 12.7 x 11.9 x 7.2 x 1.9 x 2025E 2026E Nikola Luminar Velodyne Hyliion Canoo Lordstown Fisker Median: 12.7 x 1.7 x 1.2 x 8.7 x 5.8 x 3.6 x 3.0 x 1.6 x 0.8 x 0.4 x 2025E 2026E Luminar Velodyne Hyliion Nikola Canoo Lordstown Fisker Median: 3.0 x Valuation Benchmarking 45 EV / Revenue EV / EBITDA 1 Source: Bloomberg, CapIQ and company disclosures; market data as of 21 - Sep - 2020. Note: Valuations pro forma of announced SPAC transactions. Multiples based on management projections at transaction announce men t. (1) Based on ChargePoint enterprise value of $2.4B Recent EV Ecosystem SPACs CY 2024E Financials

# ESG: ChargePoint for Good

+ 2.4B Electric Miles Enabled to Date
  - 81M charges; drivers plug in every 2.0 seconds
  - Avoidance of 98M gallons of gas
  - Avoidance of 312M kgs of $CO_2$ emissions
  - Avoidance of 329M kgs of GHG emissions
+ Selected Awards
  - 2019: Acterra Award for Environmental Innovation, and London Business Awards: Social Impact International
  - 2018: Global Cleantech Hall of Fame
  - 2017: Architizer Smart Home Category, and Electrek Best of CES
  - 2016: Edison Award, Climate Change Business Journal



2019 Impact
Electric Miles Traveled
In 2019, ChargePoint drivers traveled 750 million electric miles
That's 60% farther than 2018, and closing in on the distance from the Sun to Saturn (1.43 million km or 839 million miles)
... avoiding 30.15 million gallons of gasoline consumption
Climate Impact
In 2019, ChargePoint drivers prevented 176,906 metric tons of greenhouse gas emissions. Driving electric clears the air! That's equivalent to...
Planting
2.9 million
tree seedlings
and growing them for 10 years
Carbon taken in by
231,031 acres
of U.S. forests (about the size of Mount Rainier National Park)
Recycling
7.5 million
bags of waste
Driver Savings
When you drive electric you save big! In 2019, ChargePoint drivers...
Avoided $74.1M in gas costs
Avoided $7.5M in oil change costs
Saved $51.6M
by driving electric (factoring in the cost of charging)
Drivers could buy nearly 1,300 Tesla Model 3s with that savings!

Source: Management data, as of August 2020.

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© 2020 ChargePoint, Inc. Software Powers Scale 47 How Do Site Hosts… + Control who can use stations and when? + Ensure all vehicles get charged on time? + Allow multiple vehicles to share power? + Let drivers get in line when all ports are taken? + Track how much energy they’ve dispensed? + Diagnose issues proactively and remotely? + Report environmental savings? Software Solves All of This and More. How Do Drivers… + Find and access public charging stations? + Roam across different charging networks? + Get preferential pricing/access based on employment or loyalty programs? + View all charging activity and cost (for both home and public charging) in one place? + Track their environmental savings?

Case Study

# Workplace: LinkedIn

- **Need**: Address company's carbon emissions associated with employee commutes
- **Solution**: 223 networked ports, automated sustainability reporting
  - Non-constrained parking powered by waitlist and idle time pricing features
  - Constrained parking powered by cord sharing, valet and power management features
  - Reporting to increase employee awareness of carbon footprint from transportation
- **Results**: Avoided over 3,000 MT greenhouse gas (GHG) emissions, the equivalent of ~46,000 trees growing for 10 years
  - 27% increase in charging sessions
  - 54%* of ports highly utilized during work week
  - Recognized as 2019 Best Workplaces for Commuters

LinkedIn


"Our vendor partners are amazing. ChargePoint gives us great sustainability reporting every month and we try to share that out with employees, so they understand their impact."
Danielle Glaser
Head of Bay Area Transportation, LinkedIn
Vehicle
Charging
Only

Watch the Video Testimonial >

*As reported by LinkedIn

© 2020 ChargePoint, Inc.

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Case Study

# Fleet: Alameda County

- **Need**: Fuel and manage electric county fleet vehicles and measure progress toward published climate goals
- **Solution**: 126 networked ports with Power Management and automated sustainability reporting
  - Software tools to manage charging needs across fleet drivers, county employees and visitors
  - Power Management to increase charging capacity without infrastructure upgrades
  - Real-time data informs parameters to ensure that electrical demand doesn't exceed capacity (avoiding demand charges)
- **Results**: Avoided 464 MT greenhouse gas (GHG) emissions
  - 44% YoY session growth, 2018 - 2019
  - 35-54%* savings compared to gas vehicles

*"Having internet-connected charging stations has been instrumental for us to track energy consumption and utilization for grant compliance and internal fleet metrics."*



Phillip Kobernick
Logistics Services, Alameda County



Watch the Video Testimonial >

*As reported by Alameda County

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